UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2014

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Offering of 4.950% Senior Notes due 2024: Indenture

On March 6, 2014, Omega and certain of its subsidiaries entered into a Purchase Agreement with J.P. Morgan Securities LLC, acting on behalf of itself and as the representative of the several initial purchasers, providing for the sale of $400 million aggregate principal amount of Omega’s 4.950% Senior Notes due 2024, or the New 2024 Notes.

On March 11, 2014, Omega completed the issuance and sale of the New 2024 Notes to the initial purchasers as contemplated by the Purchase Agreement. The New 2024 Notes were sold at an issue price of 98.580% of their face value plus accrued interest, if any, from March 11, 2014. Omega intends to use the net proceeds of the offering to repay in full its $200 million term loan that closed in December 2013, and a portion of its indebtedness outstanding under its revolving credit facility.

The New 2024 Notes were issued pursuant to an indenture dated as of March 11, 2014 among Omega, certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The New 2024 Notes mature on April 1, 2024. The New 2024 Notes bear an interest rate of 4.950% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2014. The New 2024 Notes will be fully and unconditionally guaranteed, jointly and severally, by Omega’s existing and future subsidiaries that guarantee indebtedness for money borrowed of Omega in a principal amount at least equal to $50 million (including, as of the date hereof, Omega’s existing senior notes and the facilities under Omega’s credit agreements).

The New 2024 Notes are Omega’s unsecured senior obligations and will rank equally in right of payment with all of Omega’s existing and future senior debt and senior in right of payment to all of Omega’s existing and future subordinated debt. The New 2024 Notes will be effectively subordinated in right of payment to any of Omega’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The New 2024 Notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

Omega may redeem some or all of the New 2024 Notes prior to the date that is 90 days prior to the scheduled maturity of the New 2024 Notes at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. The New 2024 Notes will be redeemable at any time on or after the date that is 90 days prior to the final maturity date of the New 2024 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The indenture governing the New 2024 Notes contains certain covenants that limit the ability of Omega and certain of its subsidiaries to, among other things, incur additional indebtedness, create liens and merge, consolidate or sell all or substantially all of the assets of Omega or its subsidiaries.

The indenture governing the New 2024 Notes contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the indenture governing the New 2024 Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding New 2024 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the New 2024 Notes.

The foregoing description of the New 2024 Notes and the indenture governing the New 2024 Notes is qualified in its entirety by reference to the actual text of the indenture governing the New 2024 Notes (including the forms of New 2024 Notes included therein), which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Offering of 4.950% Senior Notes due 2024: Registration Rights Agreement

In connection with the issuance of the New 2024 Notes on March 11, 2014, Omega entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, acting on behalf of itself and as the representative of the initial purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after March 11, 2014, enabling holders to exchange the New 2024 Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after March 11, 2014; (iii) consummate the exchange offer within 360 days after March 11, 2014; and (iv) file a shelf registration statement for the resale of the New 2024 Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances. If Omega does not meet the target dates described above, the annual interest rate on the New 2024 Notes will increase by 0.25% subject to certain exceptions. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 11, 2014, by and among Omega, the guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of March 11, 2014, by and among Omega, the guarantors named therein, and J.P. Morgan Securities LLC, for itself and on behalf of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 11, 2014	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of March 11, 2014, by and among Omega, the guarantors named therein, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated as of March 11, 2014, by and among Omega, the guarantors named therein, and J.P. Morgan Securities LLC, for itself and on behalf of the Initial Purchasers.